Exhibit 5.1

601 Lexington Avenue New York, NY 10022

(212) 446-4800	Facsimile: (212) 446-4900

www.kirkland.com

July 3, 2018

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

400 Atlantic Street, 10th Floor

Stamford, Connecticut 06901

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (“CCO Capital” and, together with CCO, the “Issuers”), CCO Holdings, LLC, a Delaware limited liability company (the “Company”), and each of the other entities listed on Exhibit A hereto (together with the Company, the “Guarantors”) in connection with the issuance and sale by the Issuers of (i) $400,000,000 in aggregate principal amount of Senior Secured Floating Rate Notes due 2024 (the “Floating Rate Notes”) and (ii) $1,100,000,000 in aggregate principal amount of 4.500% Senior Secured Notes due 2024 (together with the Floating Rate Notes, the “Notes”) under the Securities Act of 1933, as amended (the “Securities Act”), which are guaranteed by the Guarantors (the “Guarantees”).

The companies listed on Exhibit A hereto under the headings “Delaware Guarantors” and “California Guarantors” are collectively referred to herein as the “Delaware and California Guarantors.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, certificates of formation, bylaws, limited liability agreements, partnership agreements and other organizational documents of the Issuers and the Delaware and California Guarantors, as applicable, (ii) the registration statement on Form S-3 (No. 333-222241) filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2017 (the “Registration Statement”), (iii) the indenture, dated July 23, 2015 (the “Base Indenture”), by and among the Issuers, CCO Safari II, LLC, a Delaware limited liability company, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the tenth supplemental indenture thereto, dated as of the date hereof (together with the Base Indenture, the “Indenture”), by and among the Issuers, the Guarantors, the Trustee and the Collateral Agent, and (iv) copies of the Notes.

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July 3, 2018

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the Delaware and California Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers and the Delaware and California Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (i) the Notes have been duly authorized and are binding obligations of the Issuers and (ii) the Guarantees have been duly authorized and are binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K in connection with the sale of the Notes. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the California Uniform Limited Partnership Act and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware, the

July 3, 2018

Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture, the Notes and the Guarantees and the performance by the Issuers and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Issuer or any of the Guarantors is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Guarantors

California Guarantors

Falcon Cable Media, a California Limited Partnership

Falcon Cable Systems Company II, L.P.

Falcon Cablevision, a California Limited Partnership

Falcon Community Ventures I Limited Partnership

Falcon Telecable, a California Limited Partnership

Delaware Guarantors

AdCast North Carolina Cable Advertising, LLC

Alabanza LLC

America’s Job Exchange LLC

Athens Cablevision, LLC

BHN Spectrum Investments, LLC

Bresnan Broadband Holdings, LLC

Bresnan Communications, LLC

Bresnan Digital Services, LLC

Bresnan Microwave of Montana, LLC

Bright House Networks Information Services (Alabama), LLC

Bright House Networks Information Services (California), LLC

Bright House Networks Information Services (Florida), LLC

Bright House Networks Information Services (Indiana), LLC

Bright House Networks Information Services (Michigan), LLC

Bright House Networks, LLC

Cable Equities Colorado, LLC

Cable Equities of Colorado Management LLC

CC 10, LLC

CC Fiberlink, LLC

CC Michigan, LLC

CC Systems, LLC

CC V Holdings, LLC

CC VI Fiberlink, LLC

CC VI Operating Company, LLC

CC VII Fiberlink, LLC

CC VIII Fiberlink, LLC

CC VIII Holdings, LLC

CC VIII Operating, LLC

CC VIII, LLC

CCO Fiberlink, LLC

CCO Holdco Transfers VII, LLC

CCO Holdings, LLC

CCO NR Holdings, LLC

CCO SoCal I, LLC

CCO SoCal II, LLC

CCO SoCal Vehicles, LLC

CCO Transfers, LLC

Charter Advanced Services (AL), LLC

Charter Advanced Services (CA), LLC

Charter Advanced Services (CO), LLC

Charter Advanced Services (CT), LLC

Charter Advanced Services (GA), LLC

Charter Advanced Services (IL), LLC

Charter Advanced Services (IN), LLC

Charter Advanced Services (KY), LLC

Charter Advanced Services (LA), LLC

Charter Advanced Services (MA), LLC

Charter Advanced Services (MD), LLC

Charter Advanced Services (MI), LLC

Charter Advanced Services (MN), LLC

Charter Advanced Services (MO), LLC

Charter Advanced Services (MS), LLC

Charter Advanced Services (MT), LLC

Charter Advanced Services (NC), LLC

Charter Advanced Services (NE), LLC

Charter Advanced Services (NH), LLC

Charter Advanced Services (NV), LLC

Charter Advanced Services (NY), LLC

Charter Advanced Services (OH), LLC

Charter Advanced Services (OR), LLC

Charter Advanced Services (PA), LLC

Charter Advanced Services (SC), LLC

Charter Advanced Services (TN), LLC

Charter Advanced Services (TX), LLC

Charter Advanced Services (UT), LLC

Charter Advanced Services (VA), LLC

Charter Advanced Services (VT), LLC

Charter Advanced Services (WA), LLC

Charter Advanced Services (WI), LLC

Charter Advanced Services (WV), LLC

Charter Advanced Services (WY), LLC

Charter Advanced Services VIII (MI), LLC

Charter Advanced Services VIII (MN), LLC

Charter Advanced Services VIII (WI), LLC

Charter Advertising of Saint Louis, LLC

Charter Cable Operating Company, LLC

Charter Cable Partners, LLC

Charter Communications Entertainment I, LLC

Charter Communications Entertainment, LLC

Charter Communications Properties LLC

Charter Communications Ventures, LLC

Charter Communications VI, L.L.C.

Charter Communications VII, LLC

Charter Communications, LLC

Charter Distribution, LLC

Charter Fiberlink – Alabama, LLC

Charter Fiberlink – Georgia, LLC

Charter Fiberlink – Illinois, LLC

Charter Fiberlink – Maryland II, LLC

Charter Fiberlink – Michigan, LLC

Charter Fiberlink – Missouri, LLC

Charter Fiberlink – Nebraska, LLC

Charter Fiberlink – Pennsylvania, LLC

Charter Fiberlink – Tennessee, LLC

Charter Fiberlink AR-CCVII, LLC

Charter Fiberlink CA-CCO, LLC

Charter Fiberlink CC VIII, LLC

Charter Fiberlink CCO, LLC

Charter Fiberlink CT-CCO, LLC

Charter Fiberlink LA-CCO, LLC

Charter Fiberlink MA-CCO, LLC

Charter Fiberlink MS-CCVI, LLC

Charter Fiberlink NC-CCO, LLC

Charter Fiberlink NH-CCO, LLC

Charter Fiberlink NV-CCVII, LLC

Charter Fiberlink NY-CCO, LLC

Charter Fiberlink OH-CCO, LLC

Charter Fiberlink OR-CCVII, LLC

Charter Fiberlink SC-CCO, LLC

Charter Fiberlink TX-CCO, LLC

Charter Fiberlink VA-CCO, LLC

Charter Fiberlink VT-CCO, LLC

Charter Fiberlink WA-CCVII, LLC

Charter Helicon, LLC

Charter Leasing Holding Company, LLC

Charter Leasing of Wisconsin, LLC

Charter Stores FCN, LLC

Charter Video Electronics, LLC

DukeNet Communications Holdings, LLC

DukeNet Communications, LLC

Falcon Cable Communications, LLC

Falcon Community Cable, L.P.

Falcon First Cable of the Southeast, LLC

Falcon First, LLC

Falcon Video Communications, L.P.

Helicon Partners I, L.P.

Hometown T.V., LLC

HPI Acquisition Co. LLC

ICI Holdings, LLC

Insight Blocker LLC

Insight Capital LLC

Insight Communications Company, L.P.

Insight Communications Midwest, LLC

Insight Communications of Central Ohio, LLC

Insight Communications of Kentucky, L.P.

Insight Interactive, LLC

Insight Kentucky Capital, LLC

Insight Kentucky Partners I, L.P.

Insight Kentucky Partners II, L.P.

Insight Midwest Holdings, LLC

Insight Midwest, L.P.

Insight Phone of Indiana, LLC

Insight Phone of Kentucky, LLC

Insight Phone of Ohio, LLC

Interactive Cable Services, LLC

Interlink Communications Partners, LLC

Intrepid Acquisition LLC

Marcus Cable Associates, L.L.C.

Marcus Cable of Alabama, L.L.C.

Marcus Cable, LLC

Midwest Cable Communications, LLC

NaviSite LLC

New Wisconsin Procurement LLC

Oceanic Time Warner Cable LLC

Peachtree Cable TV, L.P.

Peachtree Cable TV, LLC

Renaissance Media LLC

Rifkin Acquisition Partners, LLC

Robin Media Group, LLC

Scottsboro TV Cable, LLC

Spectrum Mobile, LLC

Spectrum Originals, LLC

Spectrum Security, LLC

The Helicon Group, L.P.

Time Warner Cable Business LLC

Time Warner Cable Enterprises LLC

Time Warner Cable Information Services (Alabama), LLC

Time Warner Cable Information Services (Arizona), LLC

Time Warner Cable Information Services (California), LLC

Time Warner Cable Information Services (Colorado), LLC

Time Warner Cable Information Services (Hawaii), LLC

Time Warner Cable Information Services (Idaho), LLC

Time Warner Cable Information Services (Illinois), LLC

Time Warner Cable Information Services (Indiana), LLC

Time Warner Cable Information Services (Kansas), LLC

Time Warner Cable Information Services (Kentucky), LLC

Time Warner Cable Information Services (Maine), LLC

Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC

Time Warner Cable Information Services (Missouri), LLC

Time Warner Cable Information Services (Nebraska), LLC

Time Warner Cable Information Services (New Hampshire), LLC

Time Warner Cable Information Services (New Jersey), LLC

Time Warner Cable Information Services (New Mexico) LLC

Time Warner Cable Information Services (New York), LLC

Time Warner Cable Information Services (North Carolina), LLC

Time Warner Cable Information Services (Ohio), LLC

Time Warner Cable Information Services (Pennsylvania), LLC

Time Warner Cable Information Services (South Carolina), LLC

Time Warner Cable Information Services (Tennessee), LLC

Time Warner Cable Information Services (Texas), LLC

Time Warner Cable Information Services (Virginia), LLC

Time Warner Cable Information Services (Washington), LLC

Time Warner Cable Information Services (West Virginia), LLC

Time Warner Cable Information Services (Wisconsin), LLC

Time Warner Cable International LLC

Time Warner Cable Internet Holdings III LLC

Time Warner Cable Internet Holdings LLC

Time Warner Cable Internet LLC

Time Warner Cable, LLC

Time Warner Cable Media LLC

Time Warner Cable Midwest LLC

Time Warner Cable New York City LLC

Time Warner Cable Northeast LLC

Time Warner Cable Pacific West LLC

Time Warner Cable Southeast LLC

Time Warner Cable Sports LLC

Time Warner Cable Texas LLC

TWC Administration LLC

TWC Communications, LLC

TWC Digital Phone LLC

TWC Media Blocker LLC

TWC News and Local Programming Holdco LLC

TWC News and Local Programming LLC

TWC Regional Sports Network I LLC

TWC Regional Sports Network II LLC

TWC SEE Holdco LLC

TWC Wireless LLC

TWC/Charter Dallas Cable Advertising, LLC

TWC/Charter Green Bay Cable Advertising, LLC

TWC/Charter Los Angeles Cable Advertising, LLC

TWCIS Holdco LLC

Vista Broadband Communications, LLC

Wisconsin Procurement Holdco LLC

Other Guarantors

Bresnan Broadband of Colorado, LLC

Bresnan Broadband of Montana, LLC

Bresnan Broadband of Utah, LLC

Bresnan Broadband of Wyoming, LLC